UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2008

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01. Regulation FD Disclosure.

During the 2008 Robert W. Baird & Co. Incorporated Growth Stock Conference, held in Chicago, IL on May 13, 2008, Dr. John Plachetka, Chairman, Chief Executive Officer and President of POZEN Inc. (“POZEN”), stated that POZEN expects 3,500 GlaxoSmithKline (“GSK”) sales representatives to detail the launch of Treximet™, the FDA approved product for the acute treatment of migraine attacks developed by POZEN in collaboration with GSK. Such statement included an inadvertent error. POZEN estimates that approximately 2,500 GSK sales representatives are expected to detail the launch of Treximet. Additionally, POZEN management present at the conference reaffirmed POZEN’s guidance relating to expected Treximet sales royalties to POZEN as recently disclosed in POZEN’s May 8, 2008 earnings release ($5 to $9 million in royalties for Treximet sales) and reiterated that this royalty estimate may be revised when the trend of actual sales is determined. *

* The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ Gilda M. Thomas
Name: Gilda M. Thomas Title: Senior Vice President and General Counsel

Date: May 15, 2008